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                                                                 Exhibit 23.4

Polo Ralph Lauren Corporation:

     I hereby consent to the references to my name in the Registration Statement for Class A Common Stock of Polo Ralph Lauren Corporation as a person who will become a director.


                                                 /s/ Richard A. Friedman
                                                 --------------------------
                                                 Richard A. Friedman